EXHIBIT 10.80

Notification of project MA initiation

To: Jiangsu Hongci New Energy Co., Ltd.

Southwest Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd.

On September 19, 2019, the parties signed the agreement, SMX-JSZH-2019-056 “Zhonghong Yilong New District Xinqiao 70MWp Agricultural PV Power Station Project M&A (Cooperative Development) Agreement”, as of December 2019, the above cooperation projects have basically met the prerequisites for merger and acquisition in the agreement, and it is decided to initiate the merger and acquisition of the target company mentioned in the above cooperation agreement.

Hereby inform.

Southwest Guizhou Autonomous Prefecture Jinyuan New Energy Co., Ltd.

December 28, 2019